                                                                     EXHIBIT 3.6

                           INDEMNIFICATION AGREEMENT

          THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made as of the _____ day of September, 2000, by and between American Pacific Corp., a Delaware corporation ("American Pacific"), and ((FirstName)) ((LastName)) ("Indemnitee").

                                   RECITALS
                                   --------

          WHEREAS, American Pacific desires to attract and retain the services of highly qualified persons, such as Indemnitee, to serve as members of its Board of Directors, and to indemnify such members to the fullest extent permitted by applicable law.

          WHEREAS, American Pacific and Indemnitee recognize the increasing difficulty in obtaining directors' and officers' liability insurance, the increasing costs of such insurance, and the general reductions in the coverage of such insurance.

          WHEREAS, American Pacific and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors and officers to expensive litigation risks at the same time that the availability and coverage of liability insurance has been severely limited.

          WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee is not willing to continue to serve as a member of the Board without additional protections.

                                  AGREEMENTS
                                  ----------

     NOW, THEREFORE, in consideration of the foregoing recitals, to induce Indemnitee to continue to serve as a member of the Board and in consideration of the promises, mutual covenants and obligations contained herein, American Pacific and Indemnitee, intending to be legally bound, hereby agree as follows:

1.   DEFINITIONS.
     -----------

          For purposes of this Agreement, and notwithstanding any other provision of this Agreement to the contrary, the following terms shall have the meanings given below:

               a.   Agreement. The term "Agreement" shall have the meaning set
                    ---------
forth in the preamble.

               b.   American Pacific. The term "American Pacific" shall have the
                    ----------------
meaning set forth in the preamble. The term includes any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was serving as a member of the board of directors of such constituent corporation or any committee thereof, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

               c.   Board of Directors or Board. The terms "Board of Directors"
                    ------------------    -----
and "Board" shall, unless otherwise specified, refer to the Board of Directors of American Pacific, and any committee(s) or subgroups(s) thereof.

               d.   Change in Control. The term "Change in Control" shall have
                    -----------------
the meaning set forth in Section 6 of this Agreement.

               e.   Exchange Act. The term "Exchange Act" shall have the meaning
                    ------------
set forth in Section 6(a)(1) of this Agreement.

               f.   Expenses. The term "expenses" shall be broadly construed and
                    --------
shall include, without limitation, (i) all direct and indirect costs incurred, paid or accrued, (ii) all attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, food and lodging expenses while traveling, duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation fees and expenses,
(iii) all other disbursements and out-of-pocket expenses, (iv) amounts paid in settlement, to the extent not contrary to Delaware law or this Agreement, and
(v) reasonable compensation for time spent by Indemnitee for which Indemnitee is otherwise not compensated by American Pacific or any third party, actually and reasonably incurred in connection with or arising out of a Proceeding, including a Proceeding by Indemnitee to establish or enforce a right to indemnification under this Agreement, applicable law or otherwise.

               g.   Fines. The term "Fines" includes any excise taxes assessed
                    -----
on Indemnitee with respect to an employee benefit plan.

               h.   Indemnitee. The term "Indemnitee" shall have the meaning set
                    ----------
forth in the preamble.

               i.   Independent Counsel. The term "Independent Counsel" shall
                    -------------------
have the meaning set forth in Section 6(b) of this Agreement.

               j.   Liabilities. The term "liabilities" shall mean liabilities
                    -----------
of any type whatsoever, including, but not limited to, judgments or fines, ERISA or other excise taxes and penalties, and amounts paid in settlement (including all interest, assessments or other charges paid or payable in connection with any of the foregoing) actually and reasonably incurred by Indemnitee in connection with a Proceeding.

               k.   Other Enterprises. The term "Other Enterprises" includes
                    -----------------
employee benefit plans.

               l.   Proceeding. The term "Proceeding" shall, unless the context
                    ----------
otherwise requires, any pending, threatened or completed action, hearing, suit or any other proceeding, whether civil, criminal, arbitrative, administrative, investigative, or any alternative dispute resolution mechanism, including without limitation any such proceeding brought by or in the right of American Pacific.

2.   SERVICES.
     --------

          Effective as of the date hereof, Indemnitee agrees to serve as a member of the Board and to provide the Board with the benefit of Indemnitee's experience, insight, knowledge and reputation in order to assist the Board in the performance of its duties and functions.

3.   INDEMNIFICATION.
     ---------------

          a.   Right to Indemnification. American Pacific shall indemnify
               ------------------------
Indemnitee if Indemnitee is or was a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant to any threatened, pending or completed Proceeding, including an action by or in the right of American Pacific, by reason of the fact that Indemnitee is or was a member of the Board, by reason of any action or inaction on the part of Indemnitee while a member of the Board, against expenses (including attorneys' fees and costs), judgments, fines, any interest, assessments, and other charges and amounts paid in settlement (if such settlement is approved in advance by American Pacific, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of American Pacific, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of American Pacific, and, with respect to any criminal action or Proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in this Section 3 or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.

               b.   Procedures for Indemnification.
                    ------------------------------

                    (1)  Notice. Indemnitee shall, as a condition precedent to
                         ------
his or her right to be indemnified under this Agreement, give American Pacific notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification would or could be sought under this Agreement.

                    (2)  Content of Notice. To be effective, the Notice must (i)
                         -----------------
set forth the general basis upon which Indemnitee became aware of the Proceeding, (ii) contain a sworn statement by Indemnitee requesting indemnification, and (iii) identify (and submit reasonable evidence of) all expenses for which payment is requested. If, however, Indemnitee shall have been personally served with a subpoena, summons, complaint, interrogatories, or other papers, documents or materials, one copy of each such paper, document or material shall be attached to such Notice, and such Notice shall be delivered to American Pacific within five (5) business days of the date on which the Indemnitee was so served.

                    (3)  Delivery and Receipt of Notice. The Notice shall be
                         ------------------------------
directed to the Chief Executive Officer of American Pacific at the address shown on the signature page of this Agreement (or to such other person or such other address as American Pacific shall designate in writing to Indemnitee). Notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed, otherwise notice shall be deemed received when such notice shall actually be received by American Pacific.

                    (4)  Cooperation by Indemnitee. Indemnitee shall give
                         -------------------------
American Pacific such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

                    (5)  Failure to Provide Timely Notice. No indemnification
                         --------------------------------
provided for in Section 3 of this Agreement shall be available to the Indemnitee if Indemnitee fails to give an appropriate and timely notice and, as a direct result thereof, American Pacific was unaware of the Proceeding to which such notice would have related and was prejudiced by Indemnitee's failure to give timely notice.

                    (6)  Notice to Insurer. If, at the time of the receipt of a
                         -----------------
notice of a claim pursuant to this Section 3, American Pacific has director and officer liability insurance in effect, American Pacific shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. American Pacific shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

4.   ADVANCEMENT OF EXPENSES.
     -----------------------

          a.   Advancement. Subject to the terms and conditions of this
               -----------
Agreement, American Pacific shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal Proceeding referenced in Section 3 hereof (including amounts actually paid in settlement of any such Proceeding). As a condition precedent to such advancement, the Indemnitee shall execute and deliver to American Pacific a sworn Affirmation and Undertaking in the form attached hereto as Exhibit A, whereby Indemnitee undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by

American Pacific as authorized hereby. American Pacific shall not require any security in connection with the Affirmation and Undertaking.

               b.   Procedure and Enforcement.
                    -------------------------

                    (1)  Any indemnification and advances provided for in
Section 3 and this Section 4 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee.

                    (2) If a claim under this Agreement, under any statute, or under any provision of American Pacific's Certificate of Incorporation or Bylaws providing for indemnification is not paid in full by American Pacific within thirty (30) days after a written request for payment thereof has first been received by American Pacific, Indemnitee may, but need not, at any time thereafter bring an action against American Pacific to recover the unpaid amount of the claim, and Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees and interest) of bringing such action.

                    (3) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for American Pacific to indemnify Indemnitee for the amount claimed.

                    (4) Indemnitee shall be entitled to receive interim payments of expenses pursuant hereto unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.

                    (5) It is the intent of American Pacific that the Indemnitee not be required to incur the expenses associated with the enforcement of Indemnitee's rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder for the Indemnitee to serve as a member of the Board. Accordingly, if it should appear to the Indemnitee that American Pacific has failed to comply with any of its obligations under the Agreement, or in the event that American Pacific or any other person takes any action to declare the Agreement void or unenforceable, or institutes any Proceeding designed (or having the effect of being designed) to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, American Pacific irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee's choice, at the expense of American Pacific as hereafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against American Pacific, in any jurisdiction. American Pacific shall pay and be solely responsible for any and all costs, charges and expenses, including without limitation attorneys' and other fees and expenses, reasonably incurred by the Indemnitee (i) as a result of American Pacific's failure to perform this Agreement or any provision hereof, after the duty to perform has been established or (ii) as a result of American

Pacific or any person contesting the validity or enforceability of this Agreement or any provision hereof as aforesaid, after such validity and enforceability have been established.

                    (6) It is the parties' intention that if American Pacific contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of American Pacific (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by American Pacific (including its Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

5.   SELECTION OF COUNSEL.
     --------------------

          In the event American Pacific shall be obligated under this Agreement to pay the expenses of any proceeding against Indemnitee, American Pacific, if appropriate, shall be entitled to participate in the proceeding at its own expense and to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by American Pacific, American Pacific will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his or her counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by American Pacific, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between American Pacific and Indemnitee in the conduct of any such defense, or (C) American Pacific shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of American Pacific. American Pacific shall not be entitled to assume the defense of any proceeding brought by American Pacific against Indemnitee or as to which Indemnitee shall have made the determination set forth in (ii) above.

6.   CHANGE IN CONTROL.
     -----------------

               a.   Definition. "Change in Control," as that term is used in
                    ----------
this Agreement, shall be deemed to have occurred if any of the following conditions are met:

                    (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of American Pacific representing 30% or more of the total voting power represented by American Pacific's then outstanding voting securities; or

                    (2) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by American Pacific's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                    (3) the stockholders of American Pacific approve a merger or consolidation of American Pacific with any other corporation, other than a merger or consolidation that would result in the voting securities of American Pacific outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of American Pacific or such surviving entity outstanding immediately after such merger or consolidation; or

                    (4) the stockholders of American Pacific approve a plan of complete liquidation of American Pacific or an agreement for the sale or disposition by American Pacific (in one transaction or a series of transactions) of all or substantially all of American Pacific's assets.

               b.   Selection of Independent Counsel. With respect to all
                    --------------------------------
matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and advancement of expenses under this Agreement, American Pacific shall seek legal advice only from independent counsel selected by Indemnitee and approved by American Pacific (which approval shall not be unreasonably withheld) (the "Independent Counsel"), and who has not otherwise performed services for American Pacific or the Indemnitee (other than in connection with indemnification matters) after the Change in Control. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either American Pacific or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Such counsel, among other things, shall render its written opinion to American Pacific and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. American Pacific agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

               c.   Establishment of Trust. In the event of a Change in Control
                    ----------------------
(other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) American Pacific shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee.

                    (1)  Funding the Trust. From time to time upon written
                         -----------------
request of Indemnitee, American Pacific shall fund the trust in an amount sufficient to satisfy any and all expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to any indemnifiable event covered herein. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel referred to in Section 6(b).

                    (2)  Terms of the Trust. The trust document shall provide
                         ------------------
that (i) the trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the trustee shall advance, within ten business days of a request by the Indemnitee, any and all expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the same circumstances for which the Indemnitee would be required to reimburse American Pacific under Section 4 of this Agreement), (iii) the trust shall continue to be funded by American Pacific in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the trust shall revert to American Pacific upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the Indemnitee. Nothing in this
Section 6(c) shall relieve American Pacific of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by American Pacific for federal, state, local, and foreign tax purposes. American Pacific shall pay all costs of establishing and maintaining the trust and shall indemnify the trustee against any and all expenses (including attorneys' fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the trust.

7.   EXTENT OF INDEMNIFICATION RIGHTS.
     ---------------------------------

               a.   Scope. Notwithstanding any other provision of this
                    -----
Agreement, American Pacific hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, American Pacific's Certificate of Incorporation, American Pacific's Bylaws or by statute. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

               b.   Nonexclusivity. The indemnification provided by this
                    --------------
Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under American Pacific's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested members of American Pacific's Board of Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in such capacity at the time of any action, suit or other covered Proceeding.

               c.   Partial Indemnification. If Indemnitee is entitled under any
                    -----------------------
provision of this Agreement to indemnification by American Pacific for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any civil or criminal action, suit or Proceeding, but not, however, for the total amount thereof, American Pacific shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

               d.   Exceptions. Notwithstanding any other provision herein to
                    ----------
the contrary, American Pacific shall not be obligated:

                    (1)  Claims Initiated By Indemnitee. To indemnify or advance
                         ------------------------------
expenses to Indemnitee with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by American Pacific in specific cases if the Board of Directors has approved the initiation or bringing of such suit.

                    (2)  Lack of Good Faith. To indemnify Indemnitee for any
                         ------------------
expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.

                    (3)  Insured Claims. To indemnify Indemnitee for expenses or
                         --------------
liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by American Pacific.

                    (4)  Section 16(b) Claims. To indemnify Indemnitee for
                         --------------------
expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

               e.   Mutual Acknowledgment. Both American Pacific and Indemnitee
                    ---------------------
acknowledge that in certain instances, Federal law or applicable public policy may prohibit American Pacific from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that American Pacific has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of American Pacific's right under public policy to indemnify Indemnitee.

8.   SUBROGATION.
     -----------

          Upon payment of any amounts under this Agreement to which it is finally determined that Indemnitee is entitled, American Pacific shall be subrogated to the extent of such amounts to all the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable American Pacific effectively to bring suit to enforce such rights.

9.   DUPLICATION OF PAYMENTS.
     -----------------------

          American Pacific shall not be liable under this Agreement to make any payment in connection with any claim for indemnification made by the Indemnitee to the extent the Indemnitee has actually received payment (under any insurance policy or otherwise) of the amounts otherwise payable hereunder.

10.  SETTLEMENT.
     ----------

          American Pacific shall not be obligated to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without American Pacific's written consent. American Pacific shall not settle any Proceeding in a manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither American Pacific nor the Indemnitee shall unreasonably withhold their consent to any proposed settlement.

11.  DIRECTOR AND OFFICER LIABILITY INSURANCE.
     ----------------------------------------

          American Pacific shall, from time to time, make the good faith determination whether or not it is practicable for American Pacific to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of American Pacific with coverage for losses from wrongful acts, or to ensure American Pacific's performance of its indemnification obligations under this Agreement. Among other considerations, American Pacific will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, American Pacific shall have no obligation to obtain or maintain such insurance if American Pacific determines in good faith that such insurance is not necessary or is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of American Pacific. However, American Pacific's decision whether or not to adopt and maintain such insurance shall not affect in any way its obligations to indemnify its officers and directors under this Agreement or otherwise. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of American Pacific's directors, if Indemnitee is a director.

12.  MISCELLANEOUS TERMS.
     -------------------

               a.   No Employment Rights. Nothing contained in this Agreement is
                    -------------------
intended to create any right to continued employment on behalf of Indemnitee.

               b.   Severability. Nothing in this Agreement is intended to
                    ------------
require or shall be construed as requiring American Pacific to do or fail to do any act in violation of applicable law. American Pacific's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 12. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then American Pacific shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

               c.   Successors and Assigns. This Agreement shall be binding upon
                    ----------------------
American Pacific and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

               d.   Notice. All notices, requests, demands and other
                    ------
communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

               e.   Choice of Law. This Agreement shall be governed by and its
                    -------------
provisions construed in accordance with the laws of the State of Delaware, without regard to applicable choice-of-law principles.

               f.   Consent to Jurisdiction. American Pacific and Indemnitee
                    -----------------------
each hereby irrevocably consent to the exclusive jurisdiction of the state courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement.

               g.   Duration of Agreement. This Agreement shall continue to be
                    ---------------------
in effect for so long as Indemnitee shall be subject to any possible Proceeding to which a right of indemnification would attach under the terms of this Agreement.

               h.   Entire Agreement. This Agreement constitutes the entire
                    ----------------
agreement between the parties hereto with respect to the subject matter hereof. All prior negotiations, agreements and understandings between parties with respect thereto are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

               i.   Interpretation of Agreement. It is understood that the
                    ---------------------------
parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent not now or hereafter prohibited by law.

               j.   Headings. The use of headings in this Agreement are inserted
                    --------
for purposes of convenience only and shall not be deemed to constitute a part of this Agreement or affect the construction thereof.

               k.   Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed to be an original, and each of which together will constitute one instrument.

                                 *     *     *

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


     AMERICAN PACIFIC CORP.                  INDEMNITEE



By:  __________________________________      ________________________________
     Name:  John R. Gibson                   Name: ((FirstName)) ((LastName))
     Title: Chairman of the Board,
            Chief Executive Officer and
            President

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

                                  "EXHIBIT A"


                          AFFIRMATION AND UNDERTAKING

          THIS AFFIRMATION AND UNDERTAKING (the "Affirmation and Undertaking"), dated as of ____________ __, _____, is executed and sworn to by the undersigned ("Indemnitee"), for the benefit of American Pacific Corp., a Delaware corporation ("American Pacific").

          WHEREAS, Indemnitee and American Pacific are parties to an Indemnification Agreement, dated as of September __, 2000.

          WHEREAS, pursuant to Section 3 of the Indemnification Agreement, American Pacific agrees to indemnify Indemnitee if Indemnitee is, or is threatened to become, a party to, or a witness or participant in, a threatened, pending or completed Proceeding (as that term is defined in the Indemnification Agreement), by reason of the fact that Indemnitee is or was a member of the Board of Directors of American Pacific.

          WHEREAS, pursuant to Section 4 of the Indemnification Agreement, American Pacific agrees to advance to Indemnitee all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal Proceeding in advance of the final disposition of that Proceeding.

          WHEREAS, Indemnitee is, or is threatened to become, a party to, or a witness or participant in, a threatened, pending or completed Proceeding, by reason of the fact that Indemnitee is or was a member of the Board of Directors of American Pacific.

          WHEREAS, Indemnitee has incurred or will incur expenses in connection with the investigation, defense, settlement or appeal of a Proceeding (the "Expenses"), in advance of the final disposition of that Proceeding, and desires to obtain advancement of the Expenses.

          WHEREAS, Section 4 of the Indemnification Agreement requires the execution of this Affirmation and Undertaking as a precondition to receiving advancement of the Expenses.

          WHEREAS, American Pacific does not require any security in connection with this Affirmation and Undertaking.

          NOW THEREFORE, in consideration of the foregoing recitals, and to obtain advancement of the Expenses, Indemnitee, intending to be legally bound, hereby states as follows:

          (1) To the best of Indemnitee's knowledge and belief, Indemnitee's action or inaction with respect to the Proceeding was in good faith and in a manner Indemnitee reasonably

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

believed to be in or not opposed to the best interests of American Pacific, and, with respect to any criminal Proceeding, that Indemnitee has no reasonable cause to believe that Indemnitee's conduct was unlawful.

          (2) Indemnitee shall repay to American Pacific any amounts indemnified or advanced if, and only to the extent that, it is ultimately determined, pursuant to the Indemnification Agreement and applicable law, that Indemnitee is not entitled to be indemnified by American Pacific as authorized in the Indemnification Agreement.

          IN WITNESS WHEREOF, Indemnitee has duly executed and sworn to this Affirmation and Undertaking as of the date first above written.

                                        INDEMNITEE


                                        ________________________________
                                        Name: ((FirstName)) ((LastName))


Sworn and Subscribed to before
me, this ___ day of __________, _____.


________________________________
Notary Public


My Commission Expires:

________________________________

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